UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2007

SUNY DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12A Block, Xinhe Road, Xinqiao No. 3
Industrial Zone, Shaijing District, Baoan Town
Shenzen, China 150090
(Address of principal executive offices) (zip code)

86-0755-29758811
(Registrant's telephone number, including area code)

Lincoln International Corporation
(Former name, if changed since last report)

Copies to:
Asher S. Levitsky P.C.
Jeff Cahlon
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 21, 2007, we filed a Certificate of Ownership and Merger (the “Certificate”) with the Secretary of State of the State of Delaware pursuant to which our wholly-owned subsidiary was merged into us. As a result of the filing of the Certificate, our corporate name was changed to SUNY Display Technologies, Inc.

The Certificate is attached hereto as Exhibit 3.1.

On September 25, we changed our fiscal year to the calendar year. The change in fiscal year will be reflected in our Form 10-QSB for the quarter ended September 30, 2007. The change of fiscal year results from our acquisition of Keep On Holdings Limited and its wholly-owned subsidiary, Suny Electronics (Shenzhen) Co., Ltd. on September 12, 2007 in a transaction accounted for as a reverse acquisition. As a result, Suny is the accounting acquiring entity, and our historical financial statements will reflect the operations of Suny, as if Suny had made the acquisition. The audited financial statements of Suny the year ended December 31, 2006 and the two years in the period then ended are included in our Current Report on Form 8-K which was filed on September 19, 2007.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number	Description

3.1	Certificate of Ownership and Merger filed on September 21, 2007 with the Delaware Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNY DISPLAY TECHNOLOGIES, INC.

Date: September 27, 2007	By:	/s/Lawrence Kwok-Yan Chan
Lawrence Kwok-Yan Chan
Chief Executive Officer